                                                                     EXHIBIT 4.8




                                                                  CONFORMED COPY

                            DATED 10TH JANUARY, 2002



                          ST ASSEMBLY TEST SERVICES LTD
                                    AS ISSUER


                  CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
                   AS ISSUING AND PAYING AGENT AND AGENT BANK


                                     - AND -


                      BRITISH AND MALAYAN TRUSTEES LIMITED
                                   AS TRUSTEE



           ----------------------------------------------------------

                                AGENCY AGREEMENT

                                   RELATING TO

                          ST ASSEMBLY TEST SERVICES LTD
                                  S$500,000,000
                    MULTICURRENCY MEDIUM TERM NOTE PROGRAMME

           ----------------------------------------------------------



                             36 ROBINSON ROAD #18-01
                             [ALLEN & GLEDHILL LOGO]
                                   CITY HOUSE
                                SINGAPORE 068877

                                 C O N T E N T S

CLAUSE                     TITLE                         PAGE
------                     -----                         ----
1       INTERPRETATION                                     1

2       APPOINTMENT OF AGENTS                              3

3       ISSUE OF THE NOTES                                 4

4       PAYMENT                                            7

5       FORFEITURE OF UNCLAIMED REDEMPTION MONEYS          9

6       EARLY REDEMPTION AND EXERCISE OF OPTIONS           9

7       CANCELLATION, DESTRUCTION AND RECORDS             11

8       ISSUE OF REPLACEMENT NOTES                        12

9       NOTICES                                           13

10      DOCUMENTS AND FORMS                               13

11      INTEREST RATE FIXING FOR FLOATING RATE NOTES
         AND HYBRID NOTES                                 14

12      INTEREST RATE FIXING FOR VARIABLE RATE NOTES      15

13      DETERMINATION OF REDEMPTION AMOUNTS               16

14      INDEMNITY                                         16

15      GENERAL                                           17

16      CHANGES IN AGENTS                                 18

17      COMMISSIONS, FEES AND EXPENSES                    19

18      COMMUNICATIONS                                    19

19      GOVERNING LAW                                     21

        FIRST SCHEDULE -- FORM OF EXERCISE NOTICE         22

        SECOND SCHEDULE -- FORM OF PURCHASE NOTICE        24

          T H I S  A G R E E M E N T is made on 10th January, 2002
B E T W E E N:-

(1)       ST ASSEMBLY TEST SERVICES LTD (the "Issuer");

(2) CITICORP INVESTMENT BANK (SINGAPORE) LIMITED as issuing and paying agent (the "Issuing and Paying Agent");

(3) CITICORP INVESTMENT BANK (SINGAPORE) LIMITED as agent bank (the "Agent Bank"); and

(4) BRITISH AND MALAYAN TRUSTEES LIMITED as trustee (the "Trustee", which expression shall include any other trustee for the time being of the Trust Deed referred to below).


          W H E R E A S:-

(A) The Issuer has entered into the Programme Agreement (as defined below) pursuant to which the Issuer may issue from time to time medium term notes in an aggregate principal amount outstanding at any one time not exceeding the Programme Limit (as defined below).

(B) Each issue of Notes (as defined below) will initially be represented either (1) by a Temporary Global Note exchangeable for Definitive Notes or for a Permanent Global Note which will be exchangeable as described therein for Definitive Notes or (2) by a Permanent Global Note which will be exchangeable as described therein for Definitive Notes.

(C) The Notes will be constituted by a Trust Deed (the "Trust Deed") dated the date of this Agreement between the Issuer and the Trustee.

(D) The Issuer wishes to provide for the appointment of agents to act on its behalf in relation to issues of Notes made pursuant to the Programme Agreement.

(E) This Agreement is the Agency Agreement described in Clause 1(A) of the Trust Deed. The Issuer has requested the Agents (as defined below) and the Agents have agreed, to act in relation to the Notes in the manner set out in this Agreement and the Trustee, in its capacity as such, approves its terms by the execution of this Agreement.


          I T  I S  A G R E E D as follows:-

1.        INTERPRETATION

(A)       Definitions:-

          In this Agreement, except where the context requires otherwise:-

          (1) "Agents" means the Issuing and Paying Agent and the Agent Bank or either of them and shall include such other Agent or Agents as may be appointed from time to time hereunder;

               "CDP System" means the computerised system operated by the Depository whereby Securities Accounts are maintained by Depositors with the Depository and, inter alia, transfers of the Notes are effected electronically between Securities Accounts;

               "Depositors" means, at any time, persons (including Depository Agents) having any Notes standing to the credit of their Securities Accounts at that time;

               "Depository" means The Central Depository (Pte) Limited;

               "Depository Agent" means a corporation authorised by the Depository to maintain Sub-Accounts;

               "Depository Agreement" means the depository agreement dated 10th January, 2002 made between (1) the Issuer, as issuer, and (2) the Depository, as depository, as amended, varied or supplemented from time to time;

               "Notes" means medium term notes of the Issuer issued or to be issued pursuant to the Programme Agreement and constituted by the Trust Deed (and shall, where the context so admits, include the Global Notes and the Definitive Notes);

               "Programme Agreement" means the Programme Agreement dated 10th January, 2002 made between (1) the Issuer, as issuer, (2) Citicorp Investment Bank (Singapore) Limited, as arranger, and
               (3) Citicorp Investment Bank (Singapore) Limited, as dealer, as amended, varied or supplemented from time to time;

               "Programme Limit" means, subject to the Programme Agreement, S$500,000,000 or its equivalent in other currencies;

               "Securities Accounts" means the securities accounts of the Depositors maintained with the Depository (but does not include Sub-Accounts);

               "SGX-ST" means the Singapore Exchange Securities Trading Limited;

               "Stock Exchange" means the SGX-ST or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in this Agreement to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or are intended to be, listed; and

               "Sub-Accounts" means the securities sub-accounts maintained by each Depository Agent for its own account and for the account of its clients;

          (2) expressions defined in the Programme Agreement, the Trust Deed or in the Conditions of the Notes (the "Conditions") shall have the same meanings in this Agreement unless the context otherwise requires;

          (3) references to "Clauses" and "Schedules" are to be construed as references to clauses of, and schedules to, this Agreement;

          (4) the headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement; and

          (5) references in this Agreement to the Depository shall, wherever the context so permits, be deemed to include references to any additional or alternative clearing system approved by the Issuer, the Issuing and Paying Agent and the Trustee.

(B) Contracts (Rights of Third Parties) Act 2001: A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Agreement.


2.        APPOINTMENT OF AGENTS

(A) Appointment: The Issuer appoints the Agents as its agents in respect of the Notes in accordance with the provisions of this Agreement and of the Conditions at their respective specified offices referred to in the Notes (or, in the case of the Issuing and Paying Agent, at its office in Singapore specified for the purposes of Clause 16) and the Agents accept such appointments. Except in Clause 16, references to the Agents are to them acting solely through such respective offices.

(B) Agents' Duties: The obligations of the Agents are several and not joint. Each Agent shall be obliged to perform only such duties as are specifically set out in this Agreement, the Conditions and the Procedures Memorandum and any duties necessarily incidental to them. No implied duties or obligations shall be read into any such documents. No Agent shall be obliged to perform additional duties set out in any Pricing Supplement and thereby incorporated into the Conditions unless it shall have previously agreed to perform such duties. If the Conditions are amended on or after a date on which any Agent accepts any appointment in a way that affects the duties expressed to be performed by such Agent, it shall not be obliged to perform such duties as so amended unless it has first approved the relevant amendment. No Agent shall be under any obligation to take any action under this Agreement that it expects, and has so notified the Issuer in writing, will result in any expense to or liability of such Agent, the payment of which is not, in its reasonable opinion, assured to it within a reasonable time.

(C) Issuing and Paying Agent to act for Trustee: The Issuing and Paying Agent shall, on notice in writing by the Trustee made at any time after an Event of Default has occurred in relation to a particular Series of Notes and until notified in writing by the Trustee to the contrary, so far as permitted by any applicable law:-

          (1) act as the Issuing and Paying Agent of the Trustee under the Trust Deed and the Notes of such Series on the terms of this Agreement

               (with consequential amendments as necessary and except that the Trustee's liability under this Agreement for the indemnification, remuneration and all other expenses of the Issuing and Paying Agent will be limited to the amounts for the time being held by the Trustee in respect of such Series on the terms of the Trust
               Deed) and thereafter to hold all Notes and Coupons of such Series and all moneys, documents and records held by them in respect of Notes and Coupons of such Series to the order of the Trustee; or

          (2) deliver all Notes and Coupons of such Series and all moneys, documents and records held by them in respect of the Notes and Coupons of such Series to the Trustee or as the Trustee directs in such notice, provided that such notice shall be deemed not to apply to any documents or records which the Issuing and Paying Agent is obliged not to release by any law or regulation.

(D) Notices of Change of Trustee: The Issuer shall forthwith give notice to each of the Agents of any change in the person or persons comprising the Trustee.


3.        ISSUE OF THE NOTES

(A) Preconditions to Issue: The Issuer shall not agree to any Issue Date unless it is a business day. Before issuing any Notes that are intended to be cleared through a clearing system other than the Depository the Issuer shall inform the Issuing and Paying Agent of its wish to issue such Notes and shall agree with the Issuing and Paying Agent the procedure for issuing such Notes, which agreement shall cover the time, date and place for the delivery of the relative Global Note by the Issuing and Paying Agent, whether such delivery is to be free of payment or against payment, an appropriate method for determining non-U.S. beneficial ownership of Notes in accordance with applicable U.S. law and the method by which the Issuing and Paying Agent is to receive any payment, and hold any moneys, on behalf of the Issuer.

(B) Notification of Issue: Not later than 2.00 p.m. (Singapore time) on the second business day (or by such later time as may be agreed from time to time by the Issuer and the Issuing and Paying Agent) preceding the Issue Date of each Tranche to be issued, the Issuer shall notify to the Issuing and Paying Agent all such information as the Issuing and Paying Agent may require for it to carry out its functions as contemplated by this Clause, and in particular the details required for it to complete the relevant Global Note, whether the relevant Global Note is to be deposited with the Depository and the aggregate principal amount of Notes of each Tranche to be subscribed by each relevant Dealer and the account of the Dealer to which delivery should be made.

(C) Issue and Delivery of Global Notes: Upon receipt by the Issuing and Paying Agent of the information from the Issuer referred to in sub-Clause (B) above enabling it, and instructions, to do so, the Issuing and Paying Agent shall complete a Temporary Global Note or, as the case may be, a Permanent Global Note in an aggregate principal amount equal to that of the Tranche to be issued. If the Issuing and Paying Agent is not in possession of any Temporary Global Note or Permanent Global Note at the time of any issue for completion of the relevant details as contemplated in the foregoing provisions of this sub-Clause (C), the Issuer shall complete the Temporary Global Note or, as the case may be, Permanent Global Note and deliver the same to the Issuing and Paying Agent for authentication not later than 3.45 p.m. (Singapore time) on the business day (or by such later time as may be agreed from time to time by the Issuer and the Issuing and Paying Agent) preceding the Issue Date of that Tranche. Immediately before the issue of any Global Note, the Issuing and Paying Agent shall authenticate it. Following authentication of any Global Note and upon receipt of confirmation from the Issuer that it has received the subscription moneys due to the Issuer, the Issuing and Paying Agent shall:-

          (1) if any Global Note is to be deposited with the Depository and cleared through the CDP System, deliver such Global Note to the Depository not later than 2.00 p.m. (Singapore time) on the Issue Date (or such other date and time as the Depository may require); and

          (2) in any other case, deliver such Global Note at such time, on such date, to such person and in such place as may have been agreed between the Issuer and the Issuing and Paying Agent.

(D) Exchange for Permanent Global Notes and Definitive Notes: On and after the due date for exchange of any Temporary Global Note which is exchangeable for a Permanent Global Note and upon certification as to non-U.S. beneficial ownership in the form attached to the relevant Temporary Global Note, if the relevant Temporary Global Note is issued pursuant to U.S. Treas. Reg. 1.163-5(c)2(i)(D) (the "D Rules"), the Issuing and Paying Agent shall, on presentation to it or to its order of such Temporary Global Note, complete a Permanent Global Note, authenticate it and procure the exchange of interests in such Temporary Global Note for interests in an equal principal amount of a Permanent Global Note in accordance with such Temporary Global Note. On or after the due date for exchange of any Global Note which is exchangeable for Definitive Notes, the Issuing and Paying Agent shall, on presentation to it or to its order of such Global Note, procure the exchange of interests in such Global Note for Definitive Notes with Coupons attached (other than any which mature on or before the relevant date for exchange) in a principal amount equal to that portion of such Global Note submitted for exchange in accordance with such Global Note. On exchange in full of any Global Note, the Issuing and Paying Agent shall cancel it and, unless otherwise instructed by the Issuer, return it to the Issuer.

(E) Form and Availability of Notes and Coupons: The Global Notes shall be affixed with the Common Seal of the Issuer and signed manually by two Directors or a Director and the Secretary of the Issuer. The Definitive Notes and the Coupons shall be signed manually or in facsimile by a duly authorised officer of the Issuer. The Issuer may adopt and use the signature of any Director, the Secretary or, as the case may be, a duly authorised officer of the Issuer at the date of signing a Note or Coupon even if, before the Note or Coupon is issued, he ceases for whatever reason to hold such office or, as the case may be, be so authorised, and Notes and Coupons issued in such circumstances shall nevertheless be valid and binding obligations of the Issuer. Definitive Notes and Coupons shall be security printed in accordance with all applicable stock exchange requirements.

(F) Details of Notes Delivered: As soon as practicable after delivering any Global Note or Definitive Note, the Issuing and Paying Agent shall supply, in such format as it shall from time to time agree with the Issuer, all relevant details of the Notes delivered to the Issuer, the other Agent and the Trustee.

(G) Notes not to be issued: If any Note in respect of which information has been supplied under sub-Clause (B) above is not to be issued on a given Issue Date, the Issuer shall immediately (and, in any event, prior to the Issue
Date) notify the Issuing and Paying Agent. If the Issuing and Paying Agent has received the notification in time for the relevant Note not to be issued, the Issuing and Paying Agent shall not thereafter issue or release the relevant Note(s) but shall cancel and, unless otherwise instructed by the Issuer, destroy them.

(H) Outstanding Amount: The Issuing and Paying Agent shall, upon request from the Issuer or the Trustee, inform such person of the aggregate principal amount of Notes, or Notes of any particular Series, then outstanding at the time of such request and upon receipt from any Dealer, inform such Dealer of the aggregate principal amount of Notes then outstanding of any Series in relation to which Dealer is a Relevant Dealer.

(I) Procedures Memorandum: The Issuer shall furnish a copy of the Procedures Memorandum from time to time in effect to the Issuing and Paying Agent and the Trustee. The parties agree that all issues of Notes shall be made in accordance with the Procedures Memorandum unless the Issuer, the Trustee, the Relevant Dealer(s) (or, in the case of a Syndicated Issue, the Lead Manager(s)) and the Issuing and Paying Agent agree otherwise in respect of any issue. The Procedures Memorandum may only be amended with the consent of the Issuing and Paying Agent, the Trustee and the Issuer.

(J) Depository Agreement: In relation to Notes which are represented by Global Notes which have been deposited with the Depository and without prejudice to Clause 17, the Issuing and Paying Agent agrees that, notwithstanding that the Issuer may have entered into separate arrangements with the Depository, it will:-

          (1) perform its duties and obligations under this Agreement in respect of such Notes insofar as they apply to such Notes;

          (2) (where applicable and without prejudice to Clause 2(B)) carry out the duties and obligations of the Issuer under Clauses 4.1, 4.6, 4.7, 5.1, 5.3, 5.4, 5.5, 8.1, 9.1(a), 9.1(b) and 9.1(c) of the
               Depository Agreement in respect of such Notes on behalf of the Issuer;

          (3) render reasonable assistance to the Issuer upon its request to enable the Issuer to perform its other duties and obligations under the Depository Agreement in respect of such Notes; and

          (4) insofar as applicable, abide by and be bound by the CDP Terms (as defined in the Depository Agreement) as the same may be amended, modified or supplemented by the Depository from time to time, and insofar as applicable, abide by such procedures as may be established by the Depository from time to time for the clearing and settlement of trades or other transactions in the Notes in the CDP System.

In the event that the Depository Agreement shall be amended or varied such that any of the obligations and duties of the Issuing and Paying Agent under paragraph (2) above is affected, the Issuing and Paying Agent shall continue to carry out such affected duties and obligations unless such affected duties and obligations would not ordinarily be reasonably required of an issuing and paying agent and provided that the Issuing and Paying Agent deems it reasonably practicable for it to continue carrying out such affected duties and obligations.


4.        PAYMENT

(A)       Payment to Issuing and Paying Agent: The Issuer will, not later than
11.00 a.m. (local time in the principal financial centre of the relevant currency) on each date on which any payment in respect of any Series of the Notes becomes due, transfer to the Issuing and Paying Agent such amount as may be required for the purposes of such payment. The Issuer will confirm to the Issuing and Paying Agent by 3.00 p.m. (Singapore time) on the business day prior to the due date for any such payment that irrevocable instructions have been issued by it for such payment to be made to the Issuing and Paying Agent.

(B) Condition to payment by Issuing and Paying Agent: The Issuing and Paying Agent will forthwith notify the Issuer and the Trustee if it has not, by the time specified for its receipt, received the confirmation referred to in sub-Clause (A) above or by the due date for any payment due in respect of any Series of the Notes received the full amount so payable on such date.

(C) Payment by Issuing and Paying Agent: (1) Subject to receipt by the Issuing and Paying Agent of the required amount, the Issuing and Paying Agent will, in accordance with the Conditions, pay or cause to be paid on behalf of the Issuer on and after each due date therefor the amounts due in respect of the relevant Series of the Notes. If any payment provided for in sub-Clause (A) above is made late but otherwise in accordance with the provisions of this Agreement the Issuing and Paying Agent will nevertheless make such payments in respect of the Notes. However, unless and until the full amount of any such payment has been made to or to the order of the Issuing and Paying Agent, it shall not be bound to make payments in respect of the Notes and Coupons as aforesaid.

     (2) If any moneys paid to the Issuing and Paying Agent towards payment of principal or interest in respect of the Notes are not so applied towards payment of principal or, as the case may be, interest in accordance with the Conditions due to the failure of the Noteholders to claim such payment, the Issuing and Paying Agent shall, provided such deposit is practicable and upon the request of the Issuer, deposit such moneys in an interest bearing account and subject to such terms and conditions as the Issuer shall approve. Any interest as such moneys may earn while on deposit, less any costs, charges or expenses properly incurred by the Issuing and Paying Agent in relation to the placing of such moneys in an interest-bearing account (including any penalties referred to below), shall be for the account of the Issuer and all costs, charges or expenses properly incurred by the Issuing and Paying Agent in relation to the placing of such moneys in an interest-bearing account (including, without limitation, any penalties imposed by the relevant bank or financial institution for the withdrawal by the Issuing and Paying Agent of such moneys prior to the maturity of such deposit) shall be borne by the Issuer.

(D) Late Payment: If the Issuing and Paying Agent has not received by the due date for any payment in respect of any Series of the Notes the full amount payable on such date but receives such full amount later, it will forthwith:-

          (1)  so notify the Trustee; and

          (2) give notice to the relevant Noteholders in accordance with the Conditions that it has received such full amount.

(E) Method of payment to Issuing and Paying Agent: All sums payable to the Issuing and Paying Agent under this Clause will be paid in the currency in which such sums are denominated and in immediately available and freely transferable funds or same day funds by transfer to such account of the Issuing and Paying Agent with such bank in Singapore as the Issuing and Paying Agent may from time to time notify the Issuer and the Trustee for this purpose.

(F)       Moneys held by Issuing and Paying Agent: The Issuing and Paying
Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers except that (1) it may not exercise any lien, right of set-off or similar claim in respect of them, (2) it shall not combine or consolidate such moneys with any other moneys or accounts and (3) it shall not, save as provided in paragraph (2) of sub-Clause (C) above, be liable to any person for interest on any sums held by it under this Agreement.

(G) Partial Payments: If on presentation of a Note or Coupon related thereto only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Issuing and Paying Agent shall procure that it is enfaced with a memorandum of the amount paid and the date of payment and shall return it to the person who presented it.

(H) Notification of Interest Payment: The Issuer shall notify (if it is not practicable for the Agent Bank to do so in the case of the first Interest Period), or procure that the Agent Bank notifies (in the case of each Interest Period thereafter), the Issuing and Paying Agent and the Trustee of the Rate of Interest for each Interest Period, the date of each Interest Payment Date and the Interest Amount payable on each Interest Payment Date forthwith upon their being determined (and of any adjustment thereto in accordance with the Conditions forthwith upon its being made).

(I) Withholding/Deduction: The Issuing and Paying Agent shall make all payments of principal or interest in respect of the Notes or the Coupons after withholding or deduction for tax imposed or levied by or on behalf of Singapore or any authority thereof or therein and which are required by law to be withheld or deducted. Payment of the amounts withheld or deducted shall be made by the Issuing and Paying Agent to the relevant authority within such period as may be prescribed by law or such authority after payment of principal or interest to the holder of the Note or Coupon related thereto (as the case may be). Where the Issuer is not permitted under applicable law to make payments of principal or interest in respect of any Notes or Coupons without any such withholding or deduction for Singapore tax, no payment without deduction or withholding for Singapore tax shall be made unless the Issuing and Paying Agent shall have received a statutory declaration or other evidence satisfactory to the Issuing and Paying Agent confirming that the beneficial owner of such principal or interest is (1) a resident in Singapore for tax purposes or (2) a non-resident of Singapore who did not purchase the Notes using funds from its Singapore operations. If requested by the Issuer, the Issuing and Paying Agent will at the expense of the Issuer furnish the holder of the Note or Coupon with a statement specifying the gross amount of principal or interest, the amount of tax deducted and the net amount of principal or interest paid or receivable. The Issuing and Paying Agent shall be liable to the Issuer for any tax not withheld in proper reliance in good faith upon any statutory declaration or other evidence.

(J) Payments by the Depository: The provisions of this Clause apply only to Notes which are represented by Global Notes which are not deposited with the Depository and are not cleared through the CDP System and accordingly, where the Global Notes have been deposited with the Depository, the administrative procedures and other relevant provisions relating to the making of payments under the Notes by the Depository on behalf of the Issuer shall be separately agreed between the Issuer and the Depository.


5.        FORFEITURE OF UNCLAIMED REDEMPTION MONEYS

(A)       Unclaimed Redemption Moneys: Any moneys paid to the Issuing and
Paying Agent for the payment of the principal of or interest on any Notes or Coupons and remaining unclaimed for five years after the appropriate Relevant Date for payment shall, on written notice being given to the Issuing and Paying Agent by the Issuer, be repaid by the Issuing and Paying Agent to the Issuer, and all liability of the Issuing and Paying Agent under the Notes and the Coupons with respect to such moneys shall thereupon cease, provided that the Issuing and Paying Agent before being required to make any such repayment to the Issuer may, at the expense of the Issuer, cause to be published prior to the date of such repayment at least twice and at intervals of not less than 21 days in a leading English language newspaper in Singapore a notice that such moneys remain unclaimed and that after the date stated therein (not being less than 21 days after the date of the second such notice) any unclaimed balance of the said moneys then remaining including any accrued interest thereon, after deduction of all relevant expenses, shall be returned to the Issuer.

(B) Moneys owing to Issuing and Paying Agent: Notwithstanding the foregoing, the Issuing and Paying Agent shall not be obliged to make any repayment to the Issuer so long as and to the extent that any amounts which should have been paid to or to the order of the Issuing and Paying Agent by the Issuer shall remain unpaid.


6.        EARLY REDEMPTION AND EXERCISE OF OPTIONS

(A) Notice to Issuing and Paying Agent: If the Issuer intends (other than consequent upon an Event of Default or any right of the holder to require redemption) to redeem all or any of the Notes of any Series before their stated maturity date or to exercise any Issuer's option in the Conditions it shall, at least 14 days before the latest date for the publication of the notice of redemption or of exercise of any Issuer's option required to be given to Noteholders, give notice of such intention to the Issuing and Paying Agent and to the Trustee stating the date on which such Notes are to be redeemed or such option is to be exercised and the principal amount of Notes to be redeemed or subject to the option.

(B) Drawing on Partial Redemption or Exercise of Option: If some only of the Notes of a Series are to be redeemed, or subject to the exercise of an Issuer's option, on such date the Issuing and Paying Agent shall make the drawing that is required in accordance with the Conditions but shall give the Issuer and the Trustee reasonable notice of the time and place proposed for such drawing and the Issuer and the Trustee shall be entitled to send representatives to attend such drawing.

(C) Notice to Noteholders: The Issuing and Paying Agent shall publish any notice to holders of Notes required in connection with any such redemption or exercise of an Issuer's option and shall at the same time also publish a separate list of the certificate numbers of any Notes previously drawn and not presented either for payment or as may otherwise be required pursuant to any Issuer's option. Such notice shall specify the date fixed for redemption or exercise of any option, the redemption price, the manner in which redemption will be effected or the terms of the exercise of such option and, in the case of a partial redemption or exercise of any option and the certificate numbers of the Notes drawn.

(D) Option Exercise Notices: The Issuing and Paying Agent will keep a stock of notices ("Exercise Notices") in the form set out in the First Schedule or in such other form as may be acceptable to the Issuing and Paying Agent, and will make such notices available on demand to Noteholders. The Issuing and Paying Agent with which a Note is deposited in a valid exercise of such Noteholder's option shall hold such Note (together with any Coupons relating to it deposited with it on behalf of the depositing Noteholder) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of, or exercise of the option relating to, the relevant Note(s) consequent upon the exercise of such option, when, in the case of an option to redeem, and subject as provided below, it shall present any such Note and Coupons to itself for payment of the amount due in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Exercise Notice. In the event of the exercise of any other option, the Issuing and Paying Agent shall take the steps required of it in the Conditions. If any such Note becomes immediately due and payable before the due date for its redemption or exercise of the option, or if upon due presentation payment of the amount due is improperly withheld or refused or exercise of the option is improperly denied, the Issuing and Paying Agent shall mail such Note (and any related Coupons) by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the Issuing and Paying Agent at the time of depositing the Note) to such address as may have been given by the Noteholder in the Exercise Notice. At the end of each period for the exercise of any such option, the Issuing and Paying Agent shall promptly notify the Issuer and the Trustee of the principal amount of the Notes in respect of which such option has been exercised with it together with their certificate numbers.

(E) Purchase Notices: The Issuing and Paying Agent will keep a stock of notices ("Purchase Notices") in the form set out in the Second Schedule or in such other form as may be acceptable to the Issuing and Paying Agent, and will make such notices available on demand to Noteholders. Upon receipt of any Note deposited in the exercise of the Noteholders' option under Condition 5(c), the Issuing and Paying Agent shall hold such Note (together with any Coupons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for its purchase consequent upon the exercise of such option, when, subject as provided below, it shall present such Note and Coupons to itself for payment of the purchase moneys therefor (including interest accrued to such date) and shall pay such moneys in accordance with the directions of the Noteholder contained in the Purchase Notice. If, prior to such due date for its purchase, such Note becomes immediately due and payable or if upon due presentation payment of such purchase moneys is improperly withheld or refused, the Issuing and

Paying Agent shall mail such Note (and any related Coupons) by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the Issuing and Paying Agent at the time of depositing the Note) to such address as may have been given by the Noteholder in the Purchase Notice. At the end of each period for the exercise of any such option, the Issuing and Paying Agent shall promptly notify the Issuer and the Trustee of the principal amount of the Notes deposited with it together with their certificate numbers.


7.        CANCELLATION, DESTRUCTION AND RECORDS

(A) Cancellation by Issuing and Paying Agent: All Notes which are redeemed (together with such unmatured Coupons as are attached to or are surrendered with them at the time of such redemption), all Temporary Global Notes (which are fully exchanged for Permanent Global Notes or, as the case may be, Definitive Notes) or Permanent Global Notes (which are fully exchanged for Definitive Notes) and all Coupons which are paid in full shall be cancelled forthwith by the Issuing and Paying Agent. If the Issuer or any of its subsidiaries purchases any Notes that are to be cancelled in accordance with the Conditions, the Issuer shall forthwith cancel them or procure their cancellation, inform the Issuing and Paying Agent and send them to the Issuing and Paying Agent.

(B) Certification of Payment Details: The Issuing and Paying Agent shall as soon as possible and in any event within one month after the end of each calendar quarter during which any such redemption, purchase, payment or surrender of any Notes or Coupons takes place furnish to the Issuer and the Trustee a certificate stating (to the extent that the relevant information has not already been given in routine reports and statements furnished to the Issuer) (1) the aggregate amount paid in respect of Notes that have been redeemed and cancelled and the aggregate amount paid in respect of any related Coupons that have been paid and cancelled or in respect of interest paid on a Global Note (other than Notes purchased by the Issuer or any of its subsidiaries and surrendered for cancellation and/or Coupons attached thereto and surrendered therewith), (2) the certificate numbers of such Notes, (3) the total number and maturity dates of such Coupons, (4) the certificate numbers of those Notes which have been purchased and cancelled as aforesaid and (5) the total number and maturity date of unmatured Coupons not surrendered with Definitive Notes redeemed or purchased and cancelled.

(C) Destruction: Upon receipt of instructions from the Issuer, the Issuing and Paying Agent shall destroy the cancelled Notes and/or Coupons in its possession and shall furnish the Issuer and the Trustee with a destruction certificate which shall, in the case of Notes, give the certificate numbers of the Notes in numerical sequence and (where applicable) particulars of the Coupons attached thereto and, in the case of Coupons, show the total number and maturity dates of the Coupons destroyed.

(D)       Records and Reports: The Issuing and Paying Agent will:-

          (1) keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons except as regards unmatured Coupons not attached to or surrendered with Notes presented for redemption or cancellation) and of their redemption, purchase, payment, exchange, cancellation and destruction and of all replacement Notes or Coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons pursuant hereto;

          (2) in respect of Coupons of each maturity and Series, retain, until the expiry of five years after their due date for payment, a record of the total number of all paid Coupons of that maturity and Series and a record of the total number of Coupons of that maturity and Series still remaining unpaid;

          (3) make such records and Coupons (if any) available at all reasonable times to the Issuer and the Trustee; and

          (4) furnish to the Issuer and the Trustee such routine reports and statements as they may agree from time to time.


8.        ISSUE OF REPLACEMENT NOTES

(A) Stocks of Notes: The Issuer shall cause a sufficient quantity of additional forms of Definitive Notes and Coupons to be made available, upon request, to the Issuing and Paying Agent (in such capacity the "Replacement Agent") for the purpose of issuing replacement Notes or Coupons as provided below.

(B) Replacement: The Replacement Agent shall, subject to and in accordance with the Conditions, all applicable legal and regulatory requirements and the following provisions of this Clause, issue replacement Notes or Coupons in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

(C) Conditions of replacement: The Replacement Agent shall not issue any replacement Note or Coupon unless and until the applicant therefor shall have:-

          (1) paid such costs (including the fees and costs of the Issuing and Paying Agent) as may be incurred in connection therewith;

          (2) furnished the Replacement Agent with such evidence (including evidence as to the certificate number of the Note or Coupon in question), security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note or Coupon is subsequently presented for payment, there will be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes or Coupons) and otherwise as the Issuer may require;

          (3) surrendered to the Replacement Agent any mutilated or defaced Note or Coupon to be replaced; and

          (4) (if requested by the Issuer) advertised such loss in the Straits Times in accordance with Section 125 of the Companies Act, Chapter 50 of Singapore.

(D) Cancellation of replaced Notes and Coupons: The Replacement Agent shall cancel any mutilated or defaced Notes or Coupons replaced by it pursuant to this Clause and (to the extent that the relevant information has not already been given in routine reports and statements furnished to the Issuer and the Trustee) shall send the Issuer and the Trustee a certificate stating the certificate numbers of Notes or Coupons so cancelled and upon receipt of instructions from the Issuer, shall destroy such cancelled Notes or Coupons and send the Issuer and the Trustee a destruction certificate containing the information specified in Clause 7(C). In the case of mutilated or defaced Definitive Notes, the Replacement Agent shall ensure that (unless otherwise instructed by the Issuer as to evidence and indemnity) any replacement Note will only have attached to it Coupons corresponding to those attached to the mutilated or defaced Note presented for replacement.

(E) Notice of presentation of replaced Notes: Whenever any Note or Coupon alleged to have been lost, stolen or destroyed in replacement of which a new Note or Coupon has been issued shall be presented to the Issuing and Paying Agent for payment or exchange, the Issuing and Paying Agent shall not pay or cause to be paid on behalf of the Issuer any principal or interest in respect of such Note or Coupon and shall send notice thereof to the Issuer.

(F) Instructions of Issuer: The Replacement Agent shall issue replacement Notes or Coupons solely upon and in accordance with written instructions from the Issuer. The Issuer shall, as soon as practicable upon receipt from the Replacement Agent of any application for replacement of Notes or Coupons, instruct the Replacement Agent in writing as to the action to be taken with respect to such application.


9.        NOTICES

(A) Notices to Noteholders: At the request and expense of the Issuer, the Issuing and Paying Agent or the Agent Bank, as the case may be, shall arrange for the publication in accordance with the Conditions of all notices to Noteholders. Notices to the holders of Notes shall be published in accordance with the Conditions and, unless the Trustee otherwise directs, shall only be published in a form which has been approved by the Trustee.

(B) Notices from Noteholders: The Issuing and Paying Agent shall promptly notify the Issuer, the relevant Noteholders and the Trustee of any notice received by it from a Noteholder whether electing to exchange a Global Note for Definitive Notes or otherwise.

(C) Copies to Trustee: The Issuing and Paying Agent shall promptly send to the Trustee two copies of the form of every notice given to Noteholders for approval and of every such notice once published.


10.       DOCUMENTS AND FORMS

(A) Documents and Forms: The Issuer shall provide to the Issuing and Paying Agent:-

          (1) in the event that Definitive Notes of any Series are to be issued, (i) such Definitive Notes and any related Coupons duly executed on behalf of the Issuer, (ii) specimens of such Notes and Coupons and (iii) additional forms of such Notes and Coupons for the purpose of issuing replacements, at least 14 days before the Exchange Date for the relative Global Note (and the Issuing and Paying Agent shall authenticate such Definitive Notes immediately before their issue);

          (2) all documents (including Exercise Notices and Purchase Notices) required under the Notes or by any Stock Exchange on which the Notes are listed to be available for issue or inspection during business hours (and the Issuing and Paying Agent shall make such documents so available to Noteholders); and

          (3) forms of voting certificates and block voting instructions, together with instructions as to how to complete, deal with and record the issue of such forms (and the Issuing and Paying Agent shall make such forms available to Noteholders and carry out the other functions required of it under Schedule 4 of the Trust
               Deed).

(B) Notes etc. held by Issuing and Paying Agent: The Issuing and Paying Agent (1) acknowledges that all forms of Notes and Coupons delivered to and held by it pursuant to this Agreement shall be held by it as custodian only and it shall not be entitled to and shall not claim any lien or other security interest on such forms, (2) shall only use such forms in accordance with this Agreement,
(3) shall maintain all such forms in safe custody, (4) shall take such security measures as may reasonably be necessary to prevent their theft, loss or destruction and (5) shall keep an inventory of all such forms and make it available to the Issuer and the Trustee at all reasonable times.


11.       INTEREST RATE FIXING FOR FLOATING RATE NOTES AND HYBRID NOTES

(A) Floating Rate Notes: The Issuer hereby requests the Agent Bank to act as its agent in relation to the Notes for the purpose of calculating and publishing the Rate of Interest from time to time applicable to any Floating Rate Notes and any Hybrid Notes and all matters incidental thereto (as set out in the Conditions) and the Agent Bank agrees to act as such agent. The Agent Bank shall in this regard perform the duties expressed to be performed by it in this Clause and in the Conditions.

(B) Rate of Interest: For the purposes of sub-Clause (A) above, the Agent Bank shall maintain a record of the quotations obtained by it and all rates determined and all other action taken by it for the purposes of sub-Clause (A) above and shall from time to time on request deliver to the Issuer a certified copy of such record.

(C) Continuing Obligations: If any Floating Rate Note or any Hybrid Note becomes due and payable under Condition 9, the Rate of Interest and Interest Amounts payable in respect of such Note after the date of the notice given under such Condition shall nevertheless continue to be calculated as previously by the Agent Bank in accordance with the provisions (amended as necessary) of the Conditions but no publication of such Rate of Interest and Interest Amounts need be made unless the Trustee otherwise requires. The first period in respect of which interest shall be so calculated shall commence on the expiry of the Interest Period during which the Floating Rate Notes become so payable.

12.       INTEREST RATE FIXING FOR VARIABLE RATE NOTES

(A) Variable Rate Notes: The Issuer hereby requests the Agent Bank to act as its agent in relation to the Notes for the purpose of calculating the Rate of Interest from time to time applicable to any Variable Rate Note and all matters incidental thereto (as set out in the Conditions) and the Agent Bank agrees to act as such agent. The Agent Bank shall in this regard perform the duties expressed to be performed by it in this Clause and in the Conditions.

(B) Rate of Interest: For the purposes of sub-Clause (A) above, the Agent Bank shall maintain a record of the quotations obtained by it and all rates determined and all other action taken by it for the purposes of sub-Clause (A) above and shall from time to time on request deliver to the Issuer a certified copy of such record.

(C) Agreed Yield/Agreed Rate: (1) The Issuer undertakes as soon as possible after the Agreed Yield or, as the case may be, the Agreed Rate in respect of any Variable Rate Note for any Interest Period for such Variable Rate
Note is determined, but not later than 10.30 a.m. (Singapore time) on the next following business day after the business day during which the Agreed Yield or, as the case may be, the Agreed Rate for such Variable Rate Note is determined, to notify the Issuing and Paying Agent and the Agent Bank of the Agreed Yield or, as the case may be, the Agreed Rate for such Variable Rate Note for such Interest Period. The Issuing and Paying Agent agrees to notify the relevant Noteholder, at its request, of the Agreed Yield or, as the case may be, the Agreed Rate for such Variable Rate Note for such Interest Period.

     (2) Failure to comply with this sub-Clause (C) shall not affect the validity of the Agreed Yield or, as the case may be, the Agreed Rate in respect of any Variable Rate Note determined in accordance with the Conditions.

(D) Determination by Agent Bank: The Agent Bank shall determine, in accordance with Condition 4(II)(c), the Rate of Interest applicable to those Variable Rate Notes of each Series for each Interest Period (or part thereof, as the case may be) for which there is neither an Agreed Yield nor an Agreed Rate or no Relevant Dealer in respect of such Variable Rate Notes, calculate the Interest Amounts payable on the presentation and surrender of the Coupons appertaining to such Variable Rate Notes (rounding to the nearest cent, half a cent being rounded upwards) for the relevant Interest Period (or part thereof) and determine the relevant Interest Payment Date all subject to and in accordance with the Conditions.

(E) Notification of Rate of Interest: In relation to each Interest Period, as soon as practicable but in any event not later than 5.00 p.m. (Singapore time) on each Interest Determination Date, the Agent Bank shall cause the Rate of Interest for each Variable Rate Note, the Interest Amounts for each Variable Rate Note and the Interest Payment Date to be notified to the Issuer and the Issuing and Paying Agent.

(F) Continuing Obligations: If any Variable Rate Note becomes due and payable under Condition 9, the Rate of Interest and Interest Amounts payable in respect of such Variable Rate Note after the date of notice given under such Condition shall nevertheless continue to be calculated as previously by the Agent Bank in accordance with the provisions (amended as necessary) of the Conditions but no publication of such Rate of Interest and

Interest Amounts need be made unless the Trustee otherwise requires. The first period in respect of which interest shall be so calculated shall commence on the expiry of the Interest Period during which the Variable Rate Notes become so payable.


13.       DETERMINATION OF REDEMPTION AMOUNTS

(A) Redemption Amount: The Issuer hereby requests the Agent Bank to act as its agent in relation to those Notes the redemption amount of which is not their principal amount for the purpose of calculating each Redemption Amount from time to time payable in respect of such Notes and all matters incidental thereto (as set out in the Conditions) and the Agent Bank agrees to act as such agent. The Agent Bank shall in this regard perform the duties expressed to be performed by it in the Conditions of the relevant Notes.

(B) Calculation: For the purposes of sub-Clause (A) above, the Agent Bank shall:-

          (1) as soon as practicable after determining any Redemption Amount notify the Issuer, the Issuing and Paying Agent, the Trustee and, if the relevant Notes are listed or are to be listed on a Stock Exchange and the rules of such Stock Exchange require, such Stock Exchange thereof;

          (2) maintain a record of the source and method of its determination of each Redemption Amount and shall from time to time on request deliver to the Issuer a certified copy of such record; and

          (3) if it does not for any reason at any material time determine any Redemption Amount, forthwith notify the Issuer that such determination has not been made.

(C) Other Calculations: The provisions of this Clause shall apply mutatis mutandis to any other calculation which is expressed to be made by the Agent Bank in the Conditions relating to any Notes.


14.       INDEMNITY

(A) By Issuer: The Issuer will indemnify each of the Agents against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it arising out of, as a result of or in connection with its appointment or the exercise of its powers and performance of its duties hereunder except such as may result from the breach by it of the terms of this Agreement or from its own wilful default, negligence or bad faith or that of its officers or employees.

(B) By Agents: Each of the Agents shall severally indemnify the Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer may incur or which may be made against it as a result the breach by such Agent of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers or employees.


15.       GENERAL

(A) No Agency or Trust: In acting under this Agreement and in connection with the Notes, the Agents shall not have any obligations towards or relationship of agency or trust with any of the Noteholders or Couponholders and shall only be obliged to perform the duties set out specifically in this Agreement, the Conditions and the Procedures Memorandum and any duties necessarily incidental to them.

(B) Holder to be treated as Owner: Except as otherwise required by law, each Agent shall treat the holder of a Note or Coupon as its absolute owner as provided in the Conditions and shall not be liable for doing so.

(C) No Lien: No Agent shall exercise any lien, right of set-off or similar claim against any Noteholder in respect of moneys payable by it under this Agreement.

(D) Taking of Advice: Each of the Agents may consult on any legal matter relating to this Agreement or the Notes any legal adviser selected by it in consultation with the Issuer, who may be an employee of or legal adviser to the Issuer, and it shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matter in good faith and in accordance with the opinion of such legal adviser.

(E) Note and Document believed to be Genuine: Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note or Coupon or other document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(F) List of Authorised Persons: The Issuer shall provide the Issuing and Paying Agent for itself and for delivery to each other Agent with a copy of the certified list of persons authorised to take action on behalf of the Issuer in connection with this Agreement and to execute Notes or Coupons and shall notify the Issuing and Paying Agent and each other Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised and, unless and until notified of any such change, each of the Agents shall be entitled to rely upon the certificate(s) delivered to them most recently and all instructions given in accordance with such certificate(s) shall be binding upon the Issuer.

(G) Other Relationships: Neither any Agent nor any other person whether acting for itself or in any other capacity will be precluded from becoming the owner of, or acquiring any interest in, or holding or disposing of any Note or Coupon or any securities of the Issuer with the same rights as it would have had if such Agent were not acting as Agent or from entering into or being interested in any contracts or transactions with the Issuer or from acting on, or as depository, trustee or agent for, any committee or body of holders of any securities of the Issuer and will not be liable to account for any profit.

(H) Validity of Agreement: None of the Agents shall be responsible for the validity of this Agreement, the Notes or the Coupons or any security in respect thereof or for any act done or omitted in connection herewith.


16.       CHANGES IN AGENTS

(A) Appointment and Termination of Appointment: In relation to any Series of Notes, the Issuer may at any time appoint additional Issuing and Paying Agents and/or terminate the appointment of the Issuing and Paying Agent or the Agent Bank by giving to the entity concerned not less than 60 days' notice to that effect, which notice shall expire not less than 30 days before or after any due date for payment of the Notes or Coupons comprising that Series. Upon any letter of appointment being executed by or on behalf of the Issuer and any person appointed as an Agent, such person shall become a party to this Agreement as if originally named in it and shall act as such Agent in respect of that or those Series of Notes in respect of which it is appointed.

(B) Resignation: In relation to any Series of Notes, either Agent may resign its appointment hereunder at any time by giving to the Issuer (except in the case of the Issuing and Paying Agent) and the Issuing and Paying Agent not less than 60 days' notice to that effect, which notice shall expire not less than 30 days before or after any due date for payment of the Notes or Coupons comprising that Series.

(C) Condition to Resignation and Termination: No resignation by or (subject to sub-Clause (F) below) termination of the appointment of the Issuing and Paying Agent or the Agent Bank shall, however, take effect until a new Issuing and Paying Agent or Agent Bank (as the case may be), which shall be a bank, merchant bank or other financial institution in good standing with a specified office in Singapore and approved by the Trustee (such approval not to be unreasonably withheld), has been appointed. No resignation by or termination of the appointment of the Issuing and Paying Agent shall take effect if as a result of such resignation or termination there would cease to be an Issuing and Paying Agent with a specified office in Singapore as required by the Conditions.

(D) Change of Office: Any Agent may change the address of its office, in which event it shall give to the Issuer, the Issuing and Paying Agent and the Trustee not less than 21 days' prior notice to that effect, giving the address of the new office and the date upon which such change is to take effect.

(E) Notices: The Issuer shall give to Noteholders in accordance with the Conditions and the Trustee not less than 30 days' notice of any such proposed appointment, termination, resignation or change of which it is aware.

(F) Automatic Termination in Certain Events: The appointment of any Agent shall forthwith terminate if at any time such Agent becomes incapable of acting or if it is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, judicial manager, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of such Agent, or if a receiver, judicial manager, administrator or other similar official of such Agent or all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of such Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(G) Delivery of Records on Termination: If the appointment of the Issuing and Paying Agent is terminated it shall, on the date on which such termination takes effect, pay to the successor Issuing and Paying Agent any amount held by it for payment in respect of the Notes or Coupons and shall deliver to its successor all records maintained by it pursuant to this Agreement and all Notes and Coupons held by it.

(H) Successor Corporations: Any corporation into which any Agent may be merged or converted or any corporation with which such Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without any further formality. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer, the Trustee and the other Agents.

(I) Liabilities of Parties: The termination of appointment or resignation of any of the Agents shall not prejudice the rights of any party hereto against the others for any liabilities incurred prior to such termination or resignation.


17.       COMMISSIONS, FEES AND EXPENSES

(A) Fees: The Issuer will, in respect of the services to be performed by the Agents under this Agreement, pay to the Issuing and Paying Agent the commissions and fees at the times and in the manner set out in a letter dated 10th January, 2002 from the Issuing and Paying Agent to the Issuer and countersigned by the Issuer and the Issuer need not concern itself with the apportionment of such moneys as between the Issuing and Paying Agent and the other Agents.

(B) Costs: The Issuer shall pay to each of the Agents all out-of-pocket expenses (including legal, printing, advertising, telex, postage and insurance expenses, the fees and expenses of legal advisers and any applicable value added tax, sales, stamp, issue, registration, documentary or other taxes and duties) as may be properly incurred by it (as evidenced by the relevant receipts and invoices) in connection with its services under this Agreement.

(C) Taxes and Duties: The Issuer will pay all goods and services, value added, stamp or other documentary taxes or duties, if any, to which this Agreement or the issue of the Notes or the Coupons (including the issue of the Global Notes and the exchange thereof for definitive Notes) may be subject.

(D) No Deduction or Withholding: All payments of fees hereunder will be made without deduction or withholding for or on account of any taxes, duties or other levies (including but not limited to any taxes, duties or levies on the supply of goods and services).


18.       COMMUNICATIONS

(A) Notices: Except as otherwise provided hereunder any communication shall be in writing and sent by hand, prepaid registered post, facsimile or telephone (with confirmation in writing):-

          in the case of the Issuer, to it at:-

          ST Assembly Test Services Ltd,
          5, Yishun Street 23,
          Singapore 768442.

          Telephone Number: 751 1822/751 1851
          Facsimile Number: 755 1585/755 3153
          Attention: Mr Tan Lay Koon/Ms Pearlyne Wang

          in the case of either of the Agents, to it care of:-

          Citicorp Investment Bank (Singapore) Limited,
          300, Tampines Avenue 5, #07-00,
          Tampines Junction,
          Singapore 529653.

          Telephone Number: 4268042
          Facsimile Number: 4268056
          Attention: Ms Kumari Mohan

          and, in the case of the Trustee, to it at:-

          British and Malayan Trustees Limited,
          17, Phillip Street, #08-00,
          Grand Building,
          Singapore 048695.

          Telephone Number: 535 0260
          Facsimile Number: 535 1258
          Attention: Mr John Chew

or any other address of which notice in writing has been given to the parties in accordance with this Clause.

          A communication will be deemed received (if by telephone) when made, (if by facsimile transmission) when despatched and receipt in good order is acknowledged by telephone, (if in writing delivered by hand) when left at the address required by this sub-Clause (A) or (if in writing sent by prepaid registered post) within two days after being sent by prepaid registered post addressed to the relevant party at that address, in each case in the manner required by this Clause. Every communication shall be irrevocable unless not acted upon.

(B) Notices through Issuing and Paying Agent: All communications relating to this Agreement between the Issuer and any of the Agents or between the Agents themselves shall be made (except where otherwise expressly provided) through the Issuing and Paying Agent.

(C) Instructions to the Issuing and Paying Agent: Instructions to the Issuing and Paying Agent hereunder shall be given in the manner contemplated by sub-Clause (A) above or by such other electronic means of transmission as may be agreed in writing between the Issuer and the Issuing and Paying Agent from time to time and the Issuing and Paying Agent shall incur no liability to the Issuer in acting under this Agreement upon any instructions contemplated hereby which the recipient thereof believed in good faith to have been given by a person mentioned in a certificate current for the purposes of Clause 15(F). In the event that a discrepancy exists between the telephonic instructions and the written confirmation given by, or on behalf of, the Issuer or, in the absence of a written confirmation, the telephonic instructions will be deemed to be the controlling and proper instructions.


19.       GOVERNING LAW

          This Agreement is governed by, and shall be construed in accordance with, the laws of Singapore and each of the parties hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Singapore courts and waives any objection on the grounds of venue or forum non conveniens or any similar grounds.

                               THE FIRST SCHEDULE


                             FORM OF EXERCISE NOTICE


                          ST ASSEMBLY TEST SERVICES LTD

             S$500,000,000 Multicurrency Medium Term Note Programme

                                 Series No: [ ]

By depositing this duly completed Notice with the Issuing and Paying Agent for the Notes of the above Series (the "Notes") the undersigned holder of such of the Notes as are surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes, or the principal amount of Notes specified below redeemed under Condition 5(e) of the Notes.

This Notice relates to Notes in the aggregate principal amount of         , in
                                                                  --------
the case of Definitive Notes bearing the following certificate numbers:-


                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

If the Notes to which this Notice relates are to be returned, they should be returned by post to:-

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------


PAYMENT INSTRUCTIONS

Please make payment in respect of the above Notes as follows:-

*(a) by [currency] cheque drawn on a bank in [the principal financial centre of the currency] and mailed to the above address.

*(b) by transfer to the following [currency] account:-

     Bank:
           -------------------------------------------

     Branch Address:
                     ---------------------------------

     -------------------------------------------------

     Branch Code:
                  ------------------------------------

     Account Number:
                     ---------------------------------

     Account Name:
                   -----------------------------------

     Signature of holder:
                          ----------------------------

     To be completed by the Issuing and Paying Agent

     Received by:
                  ------------------------------------

     [Signature and stamp of the Issuing and Paying Agent]

     At its office at:
                       -------------------------------

     -------------------------------------------------

     -------------------------------------------------

     On:
         ---------------------------------------------

     *Delete as appropriate

Notes:-

1. The Agency Agreement provides that Notes so returned will be by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the Issuing and Paying Agent at the time of depositing the Note.

2. This Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.

3. The Issuing and Paying Agent shall not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of the Issuing and Paying Agent in relation to the Notes or any of them unless such loss or damage was caused by the fraud or negligence of the Issuing and Paying Agent or its directors, officers or employees.

                               THE SECOND SCHEDULE


                             FORM OF PURCHASE NOTICE


                          ST ASSEMBLY TEST SERVICES LTD

             S$500,000,000 Multicurrency Medium Term Note Programme

                                 Series No: [ ]

By depositing this duly completed Notice with the Issuing and Paying Agent for the Notes of the above Series (the "Notes") the undersigned holder of such of the Notes as are surrendered with this Notice and referred to below irrevocably exercises its option to require ST Assembly Test Services Ltd to purchase such
Notes on the Interest Payment Date falling on                   under Condition
                                              -----------------
5(c)[(i)/(ii)] of the Notes.

This Notice relates to Notes in the aggregate principal amount of         , in
                                                                  --------
the case of Definitive Notes bearing the following certificate numbers:-


                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

If the Notes to which this Notice relates are to be returned, they should be returned by post to:-


                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------


PAYMENT INSTRUCTIONS

Please make payment in respect of the above Notes as follows:-

*(a) by [currency] cheque drawn on a bank in [the principal financial centre of the currency] and mailed to the above address.

*(b) by transfer to the following [currency] account:-

     Bank:
           -------------------------------------------

     Branch Address:
                     ---------------------------------

     -------------------------------------------------

     Branch Code:
                  ------------------------------------

     Account Number:
                     ---------------------------------

     Account Name:
                   -----------------------------------

     Signature of holder:
                          ----------------------------

     To be completed by the Issuing and Paying Agent

     Received by:
                  ------------------------------------

     [Signature and stamp of the Issuing and Paying Agent]

     At its office at:
                       -------------------------------

     -------------------------------------------------

     -------------------------------------------------

     On:
         ---------------------------------------------

     *Delete as appropriate

Notes:-

(1) The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the Issuing and Paying Agent at the time of depositing the Note.

(2) This Purchase Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3) The Issuing and Paying Agent shall not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of the Issuing and Paying Agent in relation to the Notes or any of them unless such loss or damage was caused by the fraud or negligence of the Issuing and Paying Agent or its directors, officers or employees.

          I N W I T N E S S W H E R E O F this Agreement has been entered into on the date stated at the beginning.


The Issuer

ST ASSEMBLY TEST SERVICES LTD


By:    sd. HARRY H DAVOODY                  Witness: sd. LEONG FANG YUN
       -------------------                           ------------------

Name:  HARRY H DAVOODY                      Name:    LEONG FANG YUN
       -------------------                           ------------------

Title: DIRECTOR                             Address: SOLICITOR
       -------------------                           ------------------


The Issuing and Paying Agent

CITICORP INVESTMENT BANK (SINGAPORE) LIMITED


By:    sd. RONALD LOW
       -------------------

Name:  RONALD LOW
       -------------------

Title: MANAGING DIRECTOR
       -------------------


The Agent Bank

CITICORP INVESTMENT BANK (SINGAPORE) LIMITED


By:    sd. RONALD LOW
       -------------------

Name:  RONALD LOW
       -------------------

Title: MANAGING DIRECTOR
       -------------------


The Trustee

BRITISH AND MALAYAN TRUSTEES LIMITED

By:    sd. COLIN LEE YUNG-SHIH
       -----------------------

Name:  COLIN LEE YUNG-SHIH
       -----------------------

Title: DIRECTOR
       -----------------------